UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
__________________

July 22, 2005

BSI2000, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-28287	88-0418749
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12600 West Colfax Avenue, Suite B-410 Lakewood, Colorado	80215
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(303) 231-9095

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At 11:00 a.m. local time on July 20, 2005, BSI2000, Inc., a Delaware corporation (the “Company”), held a special meeting of its stockholders at the Company’s offices located at 12600 West Colfax Avenue, Suite B410, Lakewood, Colorado 80215 (the “Special Meeting”). The purpose of the Special Meeting was to obtain stockholder consent for, among other things, increasing the authorized shares of common stock of the Company, par value $0.001 per share, from 200,000,000 shares to 400,000,000 shares (the “Amendment”)

A quorum was present at the Special Meeting and the Amendment was adopted having received 84,171,993 votes in favor, 6,628,149 against, and 1,209,072 abstentions.

Accordingly, an amendment to the Company’s Certificate of Incorporation, a copy of which is provided herewith, was filed on the date hereof with the Delaware Secretary of State such that Article V thereof was amended to read as follows:

“The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 400,000,000 shares. Of such shares, 400,000,000 shall be common stock having par value $0.001 per share. ”

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits

Exhibit	Description	Location
Exhibit 3.5	Certificate of Amendment of Certificate of Incorporation re: increase in authorized shares	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSI2000, INC.

Date: July 22, 2005	By:	/s/ JackHarper
Name: Jack Harper
Title: Chairman and President